EXHIBIT 99.1

Moody’s Assigns First-Time “A3” Deposit Rating to Berkshire Bank

Assigns Positive Rating Outlook

BOSTON, July 13, 2022 -- Berkshire Hills Bancorp, Inc. (“Berkshire Hills” or the “Company”) (NYSE: BHLB), the parent company of Berkshire Bank (the “Bank”), announced that Moody’s Investors Service (“Moody’s”), in a Rating Action report dated June 21, 2022, assigned first time ratings to Berkshire Hills and the Bank. Moody’s assigned the Bank a Long-Term Deposit Rating of “A3”. In addition, Moody’s assigned the Bank and the Company an investment grade Long-Term Issuer Rating of “Baa3”. The rating outlook is “Positive” for both the Company and the Bank.*

According to the Moody’s report, the ratings reflect “the firm's strong balance sheet characterized by high capitalization and robust deposit funding and liquidity, along with a relatively new business strategy, which is in the midst of execution.” Moody's expects that “over the next 12 to 18 months Berkshire Hills' profitability performance will improve as it continues to execute its strategic transformation plan known as BEST that was launched in 2021.”  Moody’s views Berkshire Hills’ risk appetite as “conservative and that its refined loan portfolio mix should support sound asset quality performance.”

Berkshire CFO Subhadeep Basu stated, “Moody’s has recognized our strong financial position, improving profitability and asset quality, and conservative risk appetite. They have noted that we are positioned for profitability improvement from rising interest rates and our strategic balance sheet changes. We are pleased to have received an A3 long-term Bank deposit rating and an investment grade issuer rating with a Positive Outlook that also includes our targeted operational efficiency improvement through the ongoing execution of our BEST strategic transformation plan.”

Furthermore, Moody’s assigned a Baa3 investment grade rating to the $100 million sustainability bond issuance by Berkshire on June 30, 2022. Berkshire is the first U.S. community bank holding company to issue a bond dedicated to supporting social and environmental projects. In addition to the Moody’s rating, Sustainalytics, a Morningstar Company, and the global leader in high-quality ESG research, ratings, and data, independently verified that Berkshire's Sustainable Financing Framework "is credible and impactful and aligns with the International Capital Market Association's (ICMA) Sustainability Bond Guidelines 2021, Green Bond Principles 2021 and Social Bond Principles 2021"**
“The ratings from Moody’s and second-party opinion of our Sustainable Financing Framework from Sustainalytics further highlight Berkshire’s unique comeback story and support the progress we are making towards our vision to be a high-performing, leading socially responsible community bank in New England and beyond,” added Berkshire CEO Nitin Mhatre.

ABOUT BERKSHIRE HILLS BANCORP

Berkshire Hills Bancorp is the parent of Berkshire Bank. The Bank's goal is to be a high-performing, leading socially responsible community bank in New England, Upstate New York, and beyond. Berkshire Bank provides business and consumer banking, mortgage, wealth management, and investment services.

Headquartered in Boston, Berkshire has approximately $12.1 billion in assets and operates 105 branch offices in New England and New York, and is a member of the Bloomberg Gender-Equality Index. To learn more, call 800-773-5601 or follow us on Facebook, Twitter, Instagram, and LinkedIn.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this release. Berkshire does not undertake any obligation to update forward-looking statements.
Note Regarding Rating
* A rating is not investment or financial advice and is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.
Note Regarding Second Party Opinion
** Sustainalytics' second party opinion is provided for informational purposes only and does not constitute an endorsement of any securities, product or project, does not constitute investment or financial advice, and does not represent any type of credit or securities rating or an assessment of the issuer's economic performance, financial obligations nor of its creditworthiness.

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CONTACTS

Investor Relations Contacts:
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn@berkshirebank.com
Tel: (617) 641-9206

David Gonci, Capital Markets Director
Email: dgonci@berkshirebank.com
Tel: (413) 281-1973

Media Contact:
Gary Levante, SVP, Corporate Responsibility & Communications
Email: glevante@berkshirebank.com
Tel: (413) 447-1737